Exhibit 10.2

                                LICENCE AGREEMENT

THIS  AGREEMENT  is  made  on   28     April  2005.
                               ----

PARTIES

OOOZAURALNEFTEGAZ,  a  limited  liability company incorporated under the laws of
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the  Russian  Federation  under  the  main  state  registration  number  (ORGN)
1024500513950, located at 27 Lenin Street, Kourgan, 640000, Kourgan Oblast, Russian Federation ("ZNG"); and

BALTIC PETROLEUM LIMITED, a company incorporated in England and Wales under
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company number 05303991 and whose registered office is at 18b Charles Street,
London W1J 5DU, United Kingdom ("BP").

WHEREAS:

(A) ZNG owns or is due to acquire certain 2D seismic, gravometric and other geological data, which has been provided by or will be provided from time to time to ZNG by Basneftegeofizika, Bazhenov Expedition and such other consultants as the parties may agree (the "DATA").

(B) BP wishes to use the Data to re-process the same into amended formats or has re-processed the same into amended formats (the "PURPOSE") and ZNG wishes to provide an exclusive licence to BP to use the Data for such purposes in consideration for BP providing to ZNG a non-exclusive licence to use the data generated by BP pursuant to the Purpose (the "RESULTS"), each on the terms and conditions set out herein.

IT  IS  THEREFORE  AGREED  AS  FOLLOWS:

1.   LICENCE

1.1  In  consideration for the grant to ZNG of the licence referred to in clause
     1.2 below, ZNG hereby grants to BP an exclusive, royalty-free, worldwide, perpetual licence to use the Data for the Purpose.

1.2 BP hereby grants to ZNG a non-exclusive, royalty-free, worldwide, perpetual licence to use the Results when they become available.

1.3 All right, title to, and interest in the Data shall remain with ZNG and all right, title to, and interest in the Results shall belong to BP. Neither party shall have any right to grant sub-licences under this Agreement without the consent in writing of the other party.

2.   NON-DISCLOSURE

2.1 BP undertakes to ZNG that it will keep confidential all of the Data imparted to it under this agreement (save insofar as the same may be in, or come into, the public domain other than by the fault of BP) and will only disclose them to those of its officers, employees, agents, consultants and sub-contractors whose duties in relation to the Purpose cannot be fulfilled without such disclosure and then only to the extent necessary to enable them to perform such duties. For the avoidance of doubt, this restriction shall not apply to any of the Data that may be contained in the Results.

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2.2  ZNG  undertakes  to  BP  that  it will keep confidential all of the Results imparted to it under this agreement (save insofar as the same may be in, or come into, the public domain other than by the fault of ZNG) and will only disclose them to those of its officers, employees, agents, consultants and sub-contractors whose duties cannot be fulfilled without such disclosure and then only to the extent necessary to enable them to perform such duties. For the avoidance of doubt, this restriction shall not apply to the Data from which the Results were derived. Further, ZNG undertakes that while any amount of the loans made to it by BP pursuant to a loan agreement
     dated    April 2005 (the "LOAN AGREEMENT") remain outstanding, it shall not
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     disclose  any  of the Data to any third party except with the prior written consent  of  BP.

3.   WARRANTIES

     ZNG  represents  and  warrants  to  BP  that:

     (a) it will, following payment of the amounts due to Basneftegeofizika (US$588,856) and Bazhenov Expedition (US$200,000) as detailed in clauses 8.1(a) and 8.1(b) of the Loan Agreement, own the Data free from any claims or encumbrances, it is entitled to grant the rights granted under this Agreement and that it is not subject to any restrictions whatsoever which may affect its ability to perform its obligations hereunder;

     (b) that it has not entered into any form of agreement of any kind prior to the date hereof which in any manner interferes or will interfere with the complete performance of its obligations under this Agreement;

     (c) it has all necessary power and authority to enter into this Agreement which will, on signature, comprise its legally binding obligation; and

     (d)  it  has  not  disclosed  the  Data  to  any  third  parties.

4.   FURTHER  ASSURANCE

     The parties shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as may be required for the purpose of giving effect to the provisions of this agreement and, in particular, ZNG shall promptly following all or any of the Data coming into its title and possession provide to BP copies thereof.

5.   NOTICE

     Any notice to be given pursuant to the terms of this Agreement shall be given in writing to the party due to receive such notice at the address set out below or such other address as may have been notified to the other parties in accordance with this clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission to the numbers and parties detailed below and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (six days if sent by air mail) and in the case of facsimile transmission on completion of the transmission provided that the sender shall have received printed confirmation of transmission.

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ZNG                                   Attn:            Fax:
c/o Siberian Energy Group Inc.        David Zaikin     +1 (905) 771-9198
275 Madison Avenue
6th floor
New York, NY 10016
USA

BP                                    Attn:            Fax:
18b Charles Street                    Simon Escott     +44 20 7667 6468
London W1J 5DU
United Kingdom

6.   THIRD  PARTIES

     No term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party.

7.   GOVERNING  LAW  AND  JURISDICTION

     This Agreement is governed by and shall be construed in accordance with the laws of England and Wales and any dispute in relation to it shall be subject to the exclusive jurisdiction of the courts in England and Wales. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OOO  ZAURALNEFTEGAZ
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Signed: /s/ Oleg Zhuravlev
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Name  (print): Oleg Zhuravlev
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Position: President and General Director
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BALTIC  PETROLEUM  LIMITED
Signed: /s/ Simon L. Escott
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Name  (print): Simon L. Escott
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Position: Chief Executive
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